Exhibit 10.4

EXECUTION COPY

PARENT GUARANTY

PARENT GUARANTY, dated as of October 21, 2002, by FMC CORPORATION (the “Guarantor”), in favor of each entity that has executed the Sharing Agreement (collectively, the “Foreign Lenders”) under the Foreign Loans (as defined below) listed opposite its name on such Schedule A (each, a “Guarantied Party” and, collectively, the “Guarantied Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of October 21, 2002 (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) among the Guarantor, as borrower (the “Borrower”), the Lenders and Issuers party thereto and Citicorp USA, Inc., as agent for the Lenders and Issuers, the Lenders and Issuers have severally agreed to make extensions of credit to the Guarantor upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the respective terms of (i) each of the Foreign Credit Lines and (ii) Hedging Contracts and Cash Management Obligations that are otherwise guarantied by the Borrower (the “Foreign Facilities” and together with the Foreign Credit Lines, the “Foreign Loans”), each of the Foreign Lenders have agreed to make extensions of credit or other financial accommodations to the applicable Foreign Borrowers upon the terms and subject to the conditions set forth in the documentation with respect to each applicable Foreign Loan (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Foreign Loan Documents”);

WHEREAS, the Guarantor will receive substantial direct and indirect benefits from the Foreign Loans; and

WHEREAS, a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Guarantor under the Credit Agreement is that the Guarantor shall have executed and delivered this Parent Guaranty (this “Guaranty”) for the benefit of the Guarantied Parties;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Guaranty

(a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document or Foreign Loan Document, of all the obligations of the Foreign Borrowers under the Foreign Loans owing to each Foreign Lender that has executed the Sharing Agreement (the “Obligations”), whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against any Foreign Borrower, whether now or hereafter existing, and

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whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code or any similar bankruptcy or insolvency proceeding with respect to the Foreign Borrowers, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.

(b) The Guarantor further agrees that, if any payment made by any Foreign Borrower or any other person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid to such Foreign Borrower or such other person, its estate, trustee, receiver or any other party, including the Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, the Guarantor’s liability hereunder (and any Lien or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other collateral securing the Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien or other collateral securing such obligation).

Section 2 Authorization; Other Agreements

The Guarantied Parties are hereby authorized, without notice to, or demand upon, the Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of the Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:

(a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including any of the Foreign Loan Documents) now or hereafter executed by any Foreign Borrower and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;

(b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the Foreign Loan Documents) now or hereafter executed by any Foreign Borrower and delivered to the Guarantied Parties or any of them;

(c) accept partial payments on the Obligations;

(d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

(e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;

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(f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with any Foreign Borrower or any other guarantor, maker or endorser;

(g) apply to the Obligations any payment or recovery (x) from any Foreign Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from the Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

(h) apply to the Obligations any payment or recovery from the Guarantor of the Obligations or any sum realized from security furnished by the Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and

(i) refund at any time any payment received by any Guarantied Party in respect of any Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of the Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of the Guarantor).

Section 3 Guaranty Absolute and Unconditional

The Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

(a) the invalidity or unenforceability of any of (i) the Borrower’s obligations under the Credit Agreement or any other Loan Document or (ii) the obligations of the Foreign Borrowers under the Foreign Loan Documents, or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;

(b) the absence of any attempt to collect the Obligations or any part of them from any Foreign Borrower or other action to enforce the same;

(c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

(d) any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

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(e) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;

(f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Obligations ;

(g) any use of cash collateral under Section 363 of the Bankruptcy Code;

(h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

(i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

(j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Foreign Borrower, the Guarantor or any of the Borrower’s Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;

(k) failure by any Guarantied Party to file or enforce a claim against any Foreign Borrower or its estate in any bankruptcy or insolvency case or proceeding;

(l) any action taken by any Guarantied Party if such action is authorized hereby;

(m) any election following the occurrence and during the continuance of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party’s rights under the UCC or similar applicable foreign laws or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party’s rights with respect to such real property; or

(n) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.

Section 4 Waivers

The Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of any Foreign Borrower. The Guarantor shall not, until the Obligations are irrevocably paid in full and the Foreign Loans and the commitments and other obligations thereunder have been terminated, (i) assert any claim or counterclaim it may have against the Foreign Borrowers or (ii) set off any of its obligations to the Foreign Borrowers against any obligations of the Foreign Borrowers to it, other than any such set off in the ordinary course of the Guarantor’s business. In connection with the foregoing, the Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

Section 5 Reliance

The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Foreign Borrowers and any endorser and other guarantor of all or any part of the

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Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that no Guarantied Party shall have any duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to the Guarantor.

Section 6 Waiver of Subrogation and Contribution Rights

Until the Obligations have been irrevocably paid in full and the Foreign Loans and the commitments and other obligations thereunder have been terminated, the Guarantor shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Foreign Borrowers or any right of reimbursement or contribution or similar right against the Foreign Borrowers by reason of this Agreement or by any payment made by the Guarantor in respect of the Obligations.

Section 7 Subordination

The Guarantor hereby agrees that any Indebtedness of the Foreign Borrowers now or hereafter owing to the Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Obligations and that, except as permitted under Section 8.6 (Prepayment and Cancellation of Indebtedness) of the Credit Agreement and under the Foreign Loan Documents, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. The Guarantor shall not accept any payment of or on account of the Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Guarantor shall cause the applicable Foreign Borrower to pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in the applicable Foreign Loan Document. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by the Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner the Guarantor’s liability hereof. The Guarantor agrees to file all claims against the Foreign Borrowers in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of the Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of the Guarantor’s rights thereunder. If for any reason the Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, the Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in the Guarantor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, the Guarantor hereby assigns to the Administrative Agent all of the Guarantor’s rights to any payments or distributions to which the Guarantor otherwise would be entitled. If the amount so paid is greater than the Guarantor’s liability hereunder, the Administrative Agent shall

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promptly pay the excess amount to the party entitled thereto. In addition, the Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of the Guarantor’s voting rights in connection with any bankruptcy proceeding of the Foreign Borrower or any plan for the reorganization of the Foreign Borrowers.

Section 8 Default; Remedies

The obligations of the Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon the occurrence and during the continuance of any Event of Default or upon the occurrence and during the continuance any default by any Foreign Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against any Foreign Borrower or any other guarantor of the Obligations, or against any Collateral under the Foreign Loan Documents or joining any Foreign Borrower or any other guarantor in any proceeding against the Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Obligations have been irrevocably paid in full), without notice to the Guarantor and regardless of the acceptance of any Collateral for the payment thereof, appropriate and apply toward the payment of the Obligations (a) any indebtedness due or to become due from any Guarantied Party to the Guarantor and (b) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.

Section 9 Irrevocability

This Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Foreign Loans have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of the Guarantor or its successors or assigns, and at the cost and expense of the Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

Section 10 Setoff

Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from such Guarantied Party or Affiliate to the Guarantor and (b) any moneys, credits or other property belonging to the Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate.

Section 11 No Marshalling

The Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Obligations.

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Section 12 Enforcement; Amendments; Waivers

No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or any Foreign Loan Document or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any provision of this Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Foreign Borrowers, the Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document or any Foreign Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Foreign Borrowers or the Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement and/or applicable Foreign Loan Document. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other event of default or the same event of default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by any Foreign Borrower to a Guarantied Party shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

Section 13 Successors and Assigns

This Guaranty shall be binding upon the Guarantor and upon the successors and assigns of the Guarantor and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to any Foreign Borrower and to the Guarantor shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantor and any Foreign Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

Section 14 Representations and Warranties; Covenants

The Guarantor hereby (a) represents and warrants that the representations and warranties made by it in Article IV (Representations and Warranties) of the Credit Agreement are true and correct on the date hereof and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default or event of default under any Foreign Loan Document is caused by the failure to take such action or to refrain from taking such action by the Guarantor.

Section 15 Governing Law

This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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Section 16 Submission to Jurisdiction; Service of Process

(a) Any legal action or proceeding with respect to this Guaranty and any other Loan Document, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b) Nothing contained in this Section 16(Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

(c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

Section 17 Certain Terms

The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.

Section 18 Waiver of Jury Trial

EACH OF THE ADMINISTRATIVE AGENT, THE OTHER GUARANTIED PARTIES AND THE GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENT OR FOREIGN LOAN DOCUMENT.

Section 19 Notices

Any notice or other communication herein required or permitted shall be given, in the case of the Guarantor, as provided in Section 11.8 (Notices, Etc.) of the Credit Agreement and, in the case of any Guarantied Party, to such party at the address listed in the applicable Foreign Loan Document.

Section 20 Severability

Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or

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invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 21 Collateral

The Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Loan Documents with respect to the Collateral, if any, executed by it in favor of the applicable Foreign Lender, and covenants that it shall not grant any Lien with respect to its property in favor, or for the benefit, of any Person except as permitted by the terms of the Credit Agreement.

Section 22 Costs and Expenses

The Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied Parties in enforcing this Guaranty or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

Section 23 Waiver of Consequential Damages

THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR FOREIGN LOAN DOCUMENT.

Section 24 Entire Agreement

This Guaranty, taken together with all of the other Loan Documents and Foreign Loan Documents executed and delivered by the Guarantor, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.

FMC CORPORATION, as Guarantor

By:	/s/ Thomas C. Deas, Jr.

Name: Thomas C. Deas, Jr.
Title: Vice President & Treasurer

ACKNOWLEDGED AND AGREED as of the date first above written:
CITICORP USA, INC., as Administrative Agent

By:	/s/ Caroyln A. Sheridan

Name: Caroyln A. Sheridan

Title: Managing Director & Vice President